Registration No. 33-76940
                                                                Rule 424(b)(3)


                ML Home Equity Loan Asset Backed Certificates,
                    Series 1994-1, Class A-1 and Class A-2
                       MERRILL LYNCH CREDIT CORPORATION
                                   Servicer
                  MERRILL LYNCH HOME EQUITY ACCEPTANCE, INC.
                                    Seller

     On May 5, 1994, the ML Home Equity Loan Trust 1994-1 (the "Trust") issued the ML Home Equity Loan Asset Backed Certificates, Series 1994-1 in an original aggregate principal amount of $355,138,000. Each Certificate represented an undivided interest in the Trust created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1994 among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first paragraph and the first two tables set forth after the first paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" and the first two tables set forth after the second paragraph under the heading "MLCC and its Equity Access Program -- Delinquency and Loan Loss Experience" on pages 23 through 26 of the Prospectus are hereby updated, in their entirety, as follows:

     The following tables set forth information relating to (i) the delinquency and loan loss experience on the home equity revolving credit line mortgage loans originated by MLCC and included in MLCC's servicing portfolio as of and for each of the six years in the period ended December 31, 1998 and (ii) the delinquency and loan loss experience on the home equity revolving credit line mortgage loans included in the portfolio of mortgage loans acquired in June 1992 by the Seller from the Dime Savings Bank of New York, FSB (the "Dime Portfolio"), which includes the Dime Mortgage Loans, as of and for the year ended December 31, 1993, the year ended December 31, 1994, the year ended December 31, 1995, the year ended December 31, 1996, the year ended December 31, 1997 and the year ended December 31, 1998. Information prior to December 31, 1993 for the Dime Portfolio is available only from the records of the Dime and is not sufficiently verifiable by the Seller. The information shown for the Dime Portfolio, because of the short period that it covers, may not be representative of the delinquency and loan loss experience on such loans over a longer historical period. The delinquency and loan loss experience set forth in the following tables represents the historical experience of MLCC for the dates and period given, and there can be no assurance that the future experience on the Mortgage Loans in the Trust will be the same as, or more favorable than, (i) that of the total mortgage loans in MLCC's servicing portfolio, which mortgage loans are not fully seasoned and the terms of which do not require the payment of principal until final maturity or (ii) that of the total mortgage loans in the Dime Portfolio, which mortgage loans are now serviced by MLCC.



                                              Mortgage Loan Delinquency Experience
                                                     (Dollars in Thousands)

                                                            As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------- -------------
Number of revolving credit
  line loans serviced........        13,839       15,598        25,056       28,368          31,395        30,571
Aggregate loan balance of
  revolving credit line
  loans serviced.............    $1,037,427   $1,079,693    $1,293,483   $1,353,800      $1,387,217    $1,191,938
Loan balance of revolving
  credit line loans 2 months
  delinquent.................       $ 5,161      $ 5,358       $ 8,447      $ 8,292         $ 5,450      $  6,634
Loan balance of revolving
  credit line loans 3 months
  or more delinquent.........      $ 17,508     $ 22,989      $ 33,763     $ 39,508        $ 44,104      $ 31,348
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
  of revolving credit
  line loans ................         2.19%        2.63%         3.26%        3.53%           3.57%         3.19%



                                                  Mortgage Loan Loss Experience
                                                     (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------  -------------
Number of revolving credit           13,839       15,598        25,056       28,368         31,395         30,571
  line loans serviced........
Aggregate loan balance of        $1,037,427   $1,079,693    $1,293,483   $1,353,800     $1,387,217      1,191,938
  revolving credit line
  loans serviced.............
For the Period:                     $ 3,153      $ 1,118       $ 3,700      $ 1,860        $ 4,269       $  2,756
  Gross Charge-offs
    dollars..................
  Percentage(1)..............         0.30%        0.10%         0.29%        0.14%          0.31%          0.23%

-------------
  (1) As a percentage of aggregate balance of revolving credit line loans serviced.



                                                     Dime Portfolio Delinquency Experience
                                                               (Dollars in Thousands)

                                                                    As of December 31,
                                                ------------------------------------------------------------
                                                   1995            1996          1997             1998
                                                -----------     -----------  --------------  ---------------
Number of revolving credit line loans
    serviced.................................        3,919           3,356           2,758            2,043
Aggregate loan balance of revolving credit
  line loans serviced........................     $200,367        $163,241        $128,391         $ 86,179
Loan balance of revolving credit line loans
  2 months delinquent........................      $ 1,000         $ 1,039           $ 809         $  2,307
Loan balance of revolving credit line loans
  3 months or more delinquent................      $ 2,885         $ 3,145         $ 3,589         $  2,918
Total of 2 months or more delinquent as a
  percentage of aggregate loan balance of
  revolving credit line loans................        1.94%           2.56%           3.42%            6.06%




                                                          Dime Portfolio Loss Experience
                                                              (Dollars in Thousands)

                                                                    As of December 31,
                                                ------------------------------------------------------------
                                                   1995            1996          1997             1998
                                                -----------     -----------  --------------  ---------------
As of end of Period:
    Number of revolving credit line loans
     serviced................................        3,919           3,356           2,758            2,043
    Aggregate loan balance of revolving
       credit
     line loans serviced.....................     $200,367        $163,241        $128,391          $86,179
For the Period:
    Gross charge-offs dollars................        $  95           $ 327           $ 130           $  174
    Percentage(1)............................        0.05%           0.20%           0.10%            0.20%
--------------
   (1) As a percentage of aggregate balance of Mortgage Loans serviced.


     Additionally, the information contained in the tables entitled "Cut-Off Date Trust Balances of MLCC Mortgage Loans" and "Cut-Off Date Trust Balances of Dime Mortgage Loans" under the heading "The Mortgage Loan Pool" on pages 28 and 35, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1998, the Loan Balances of the Mortgage Loans:


                               Trust Balances of MLCC Mortgage Loans as of December 31, 1998

                 Range of Trust Balances                         Number of                 Trust               % of MLCC
                                                              Mortgage Loans              Balance           Mortgage Loans
                                                                                                               by Trust
                                                                                                                Balance
----------------------------------------------------------  --------------------     ------------------     ----------------
$   4,999.99 or Lower....................................                   254      $      586,611.27                1.24%
$   5,000.00-       9,999.99.............................                   114             828,389.57                1.76%
$  10,000.00-      14,999.99.............................                    73             893,301.10                1.90%
$  15,000.00-      19,999.99.............................                    49             853,639.19                1.81%
$  20,000.00-      24,999.99.............................                    57           1,274,689.52                2.70%
$  25,000.00-      29,999.99.............................                    33             903,256.06                1.92%
$  30,000.00-      34,999.99.............................                    25             816,334.72                1.73%
$  35,000.00-      39,999.99.............................                    20             751,761.08                1.59%
$  40,000.00-      44,999.99.............................                    26           1,102,639.80                2.34%
$  45,000.00-      49,999.99.............................                    20             951,210.21                2.02%
$  50,000.00-      54,999.99.............................                    14             724,969.47                1.54%
$  55,000.00-      59,999.99.............................                    19           1,088,772.18                2.31%
$  60,000.00-      64,999.99.............................                    13             814,214.07                1.73%
$  65,000.00-      69,999.99.............................                    13             880,330.83                1.87%
$  70,000.00-      74,999.99.............................                    11             794,905.75                1.69%
$  75,000.00-      99,999.99.............................                    54           4,754,798.89               10.09%
$ 100,000.00-     149,999.99.............................                    39           4,757,103.62               10.09%
$ 150,000.00-     199,999.99.............................                    23           3,950,525.22                8.38%
$ 200,000.00-     249,999.99.............................                    16           3,582,491.22                7.60%
$ 250,000.00-     299,999.99.............................                     9           2,388,556.17                5.07%
$ 300,000.00-     349,999.99.............................                     4           1,331,135.83                2.82%
$ 350,000.00-     399,999.99.............................                     3           1,177,143.09                2.50%
$ 400,000.00-     449,999.99.............................                     5           2,077,403.68                4.41%
$ 450,000.00-     599,999.99.............................                     1             482,101.60                1.02%
$ 600,000.00-     749,999.99.............................                     2           1,237,180.76                2.62%
$ 750,000.00-     799,999.99.............................                     1             758,024.00                1.61%
$1,000,000.00-  1,099,999.99.............................                     1           1,013,837.74                2.15%
$1,100,000.00-  1,199,999.99.............................                     1           1,157,945.81                2.46%
$1,200,000.00-  1,299,999.99.............................                     1           1,201,271.77                2.55%
$1,400,000.00-  2,399,999.99.............................                     1           1,499,383.23                3.18%
$2,400,000.00-  2,499,999.99.............................                     1           2,499,168.90                5.30%
                                                            --------------------     ------------------     ----------------
                   TOTALS................................                   903      $   47,133,096.35              100.00%
                                                            ====================     ==================     ================





                               Trust Balances of Dime Mortgage Loans as of December 31, 1998

                   Range of Trust Balances                          Number of              Trust             % of Dime
                                                                  Mortgage Loans          Balance          Mortgage Loans
                                                                                                          by Trust Balance
                                                                -------------------  ------------------- -------------------
$   4,999.00 or Lower........................................                  298   $       680,893.55               9.04%
$   5,000.00-     9,999.99...................................                  165         1,190.768.53              15.81%
$  10,000.00-    14,999.99...................................                   64           796,863.73              10.58%
$  15,000.00-    19,999.99...................................                   30           508,068.44               6.74%
$  20,000.00-    24,999.99...................................                   31           689,950.07               9.16%
$  25,000.00-    29,999.99...................................                   26           713,417.76               9.47%
$  30,000.00-    34,999.99...................................                   11           358,652.23               4.76%
$  35,000.00-    39,999.99...................................                   10           375,369.43               4.98%
$  40,000.00-    44,999.99...................................                    6           251,902.47               3.34%
$  45,000.00-    49,999.99...................................                    5           234,825.42               3.12%
$  50,000.00-    54,999.99...................................                    4           213,140.06               2.83%
$  55,000.00-    74,499.99...................................                    2           112,220.99               1.49%
$  75,000.00-    99,999.99...................................                    2           158,733.72               2.11%
$ 100,000.00-   149,999.99...................................                    3           338,279.54               4.49%
$ 150,000.00-   199,999.99...................................                    1           175,873.75               2.33%
$ 200,000.00-   249,999.99...................................                    2           443,739.19               5.89%
$ 250,000.00-   299,999.99...................................                    1           290,914.58               3.86%
                                                                -------------------  ------------------- -------------------
                   TOTALS....................................                  661   $     7,533,613.46             100.00%
                                                                -------------------  ------------------- -------------------

                                                 --------------------




                     The date of this Supplement is April 1, 1999.